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                                                                    May 22, 1996



Time Warner Inc.
75 Rockefeller Plaza
New York, NY 10019

Ladies & Gentlemen:

                  In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Time Warner Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on May 22, 1996 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to: (i) shares (the "Series M Preferred Shares") of the Company's 10 1/4% Series M Exchangeable Preferred Stock, par value $1.00 per share (the "Series M Preferred Stock"); (ii) shares (the "Series L Preferred Shares") of the Company's 10 1/4% Series L Exchangeable Preferred Stock, par value $1.00 per share (the "Series L Preferred Stock"), which are issuable in certain circumstances in exchange for the Series M Preferred Shares; and (iii) the Company's 10 1/4% Senior Subordinated Debentures due 2011 (the "Debentures"), which are issuable in certain circumstances in exchange for the Series L Preferred Shares pursuant to an indenture (the "Indenture"), between the Company and a trustee (the "Trustee"). The Series M Preferred Stock, the Series L Preferred Stock and the Debentures are herein collectively referred to as the "Securities." Capitalized terms used herein and not



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Time Warner Inc.                                                               2


otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the form of Certificate of Designation of the Series M Preferred Stock (the "Series M Certificate of Designation"); (ii) the form of Certificate of Designation of the Series L Preferred Stock annexed as Exhibit A to the Series M Certificate of Designation (the "Series L Certificate of Designation"); (iii) the form of the Indenture annexed as Exhibit 4.2 to the April 11, 1996 8-K; (iv) the Certificate of Incorporation and the By-Laws of the Company, each as amended to date; and
(v) records of certain of the Company's proceedings relating to, among other things, the issuance and sale of the Securities. In addition, we have made such other examinations of law and facts as we considered necessary in order to form a basis for the opinions hereunder expressed.

                  In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of such documents. The opinions set forth herein assume that the Company takes no corporate action following the date hereof inconsistent with its obligations under the Registration Rights Agreement or the Securities.

                  In expressing the opinions set forth herein, we have relied upon the factual matters provided to us by officers of the Company and upon certificates of public officials.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

                  (1) The Series M Preferred Shares have been duly authorized and, assuming the Series M Certificate of Designation is duly filed with the Secretary of State of the State of Delaware, when the Series M Preferred Shares are issued and delivered in accordance with the terms of the Series M Certificate of Designation, the Registration Rights Agreement and the Registration Statement, the Series M Preferred Shares will be legally issued, fully paid and non-assessable.



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Time Warner Inc.                                                              3


                  (2) The Series L Preferred Shares have been duly authorized and, assuming the Series L Certificate of Designation is duly filed with the Secretary of State of the State of Delaware, when the Series L Preferred Shares are issued and delivered in accordance with the terms of the Series L Certificate of Designation, the Series M Certificate of Designation, the Registration Rights Agreement and the Registration Statement, the Series L Preferred Shares will be legally issued, fully paid and non-assessable.

                  (3) The Indenture and the Debentures have been duly authorized by the Company. When the Indenture is duly authorized, executed and delivered by the Company and the Trustee and the Debentures are duly issued, authenticated and delivered in accordance with the terms of the Indenture, the Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, and similar laws affecting creditors' rights generally and by general principles of equity (regardless whether enforcement is considered in the proceeding in equity or at law).

                  The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice law in the State of Delaware.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinion" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.


                                              Very truly yours,


                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON

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